Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of September 26, 2023, by and between EdisonFuture, Inc., a Delaware corporation (the “Seller”), and Palo Alto Clean Tech Holding Limited, a British Virgin Islands exempted company (the “Purchaser”).

WHEREAS, Phoenix Motor Inc., a Delaware corporation (the “Company”), has 21,291,924 shares of Common Stock issued and outstanding (the “Common Stock); and

WHEREAS, the Seller desires sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, 12,000,000 shares of the Common Stock (the “Shares”) of the Company owned by Seller, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby covenant and agree as follows:

1.                  Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Shares.

2.                  Purchase Price. The aggregate purchase price (based on a purchase price of $1.02 per share) to be paid by the Purchaser to the Seller for the Shares shall be Twelve Million Two Hundred and Forty Thousand Dollars ($12,240,000) (the “Purchase Price”).

3.                  Payment of Purchase Price. The Purchaser shall pay the Purchase Price to the Seller by delivering to the Seller on the date hereof (the “Closing”): (a) payment of $40,000, by immediately available funds by wire transfer to Seller, (b) an executed $12,200,000 Secured Promissory Note, dated of even date herewith, in the form of Exhibit A attached hereto, and (c) an executed Stock Pledge Agreement covering the Shares, dated of even date herewith, in the form of Exhibit B attached hereto.

4.                  Delivery of Shares. The Seller shall deliver to the Purchaser a duly executed and endorse stock certificate evidencing the Shares, subject to the Stock Pledge Agreement.

5.                  Legend. The stock certificate representing the Shares shall be endorsed with such legends as are required by all applicable laws, rules and regulations and agreements as determined by the Company in its sole and absolute discretion.

6.                  Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

(a)               Incorporation, Good Standing and Qualification. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)               Due Authorization and Enforceability. The Seller has full power and authority to enter into this Agreement, and, upon the execution and delivery by the Seller and the Purchaser, this Agreement shall constitute the legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

(c)               Valid Issuance of Shares. The Shares are duly and validly issued, fully-paid and nonassessable. The Shares are free and clear of all claims, liens and encumbrances of every kind and nature whatsoever, except for those restrictions which are provided for hereunder.

7.                  Representation and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

(a)               Incorporation, Good Standing and Qualification. The Purchaser is a exempted company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

(b)               Due Authorization and Enforceability. The Purchaser has full power and authority to enter into this Agreement, and, upon the execution and delivery by the Seller and the Purchaser, this Agreement shall constitute the legally valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

(c)               Purchase Entirely for Own Account. The Shares to be received by the Purchaser are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Shares.

(d)               Disclosure of Information. The Purchaser has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has had an opportunity to ask questions and receive answers from the Seller and the Company and its officers regarding the business, properties, prospects and financial condition of the Company. The Purchaser understands and acknowledges that such discussions, as well as any written information received from the Seller or the Company: (i) were intended to describe the aspects of the Company’s business and prospects which the Seller and the Company believe to be material, but were not necessarily an exhaustive description and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

(e)               Investment Experience. The Purchaser is an investor in securities of companies which are similarly-situated as the Company and acknowledges that the Purchaser is able to fend for the Purchaser, can bear the economic risk of the Purchaser’s investment and has such knowledge, sophistication and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has the ability to bear the economic risks of the investment for an indefinite period of time and is able to afford the complete loss of such investment. Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act,

(f)                Restricted Securities. The Purchaser understands that the Shares the Purchaser is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. The Purchaser acknowledges that neither the Seller nor the Company has any obligation to register or qualify the Shares for resale. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely.

(g)               Tax Advisors. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Seller or the Company or any of their agents and understands that the Purchaser shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h)               Purchaser’s Counsel. The Purchaser acknowledges that the Purchaser has had the opportunity to review this Agreement and the transactions contemplated hereby with the Purchaser’s own legal counsel. The Purchaser is relying solely on the Purchaser’s legal counsel and not on any statements or representations of the Seller or the Company or any of their agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

(i)                 Solvency. On the Closing, immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the payment of the Purchase Price, the Secured Promissory Note and payment of all related fees and expenses) Purchaser will be solvent.

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8.                  Indemnification.

(a)               Indemnification by the Seller. The Seller shall indemnify and hold harmless the Purchaser, at all times after the date hereof, against and in respect of: (i) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Seller under this Agreement and (ii) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

(b)               Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Seller, at all times after the date hereof, against and in respect of: (i) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Purchaser under this Agreement and (ii) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

9.                  Miscellaneous.

(a)               Notices. Any notice required or permitted under this Agreement shall be given in writing and (i) if to the Seller, at the Company’s principal place of business or (ii) if to the Purchaser, at the Purchaser’s principal residence, and shall be deemed to have been given upon delivery if personally delivered or twenty-four (24) hours after mailing if sent by registered or certified mail addressed in accordance with the foregoing or to such other address of which notice is so given.

(b)               Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(c)               Amendment. This Agreement may only be modified, supplemented or amended by a written instrument executed by the parties hereto.

(d)               Entire Agreement. This Agreement (including Exhibits A and B attached hereto and incorporated herein by this reference) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(e)               Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware. without regard to its conflict of laws principles.

(f)                Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(g)               Severability. If any provision of this Agreement shall be unlawful, void or unenforceable in whole or in part for any reason, such provision or such part thereof shall be deemed separable from and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement.

(h)               Construction. In this Agreement whenever the content so requires the masculine, feminine and neuter genders shall include the others and the singular and plural shall include the other.

(i)                 Further Assurances. Each of the parties hereto shall execute any and all documents and do any and all other things necessary or desirable to carry out the intent and purposes of this Agreement.

(j)                 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns and legal and personal representatives.

(k)               Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

(l)                 Interpretation. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against either party hereto even if such party caused this Agreement or any part of it to be drafted.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SELLER:

EDISONFUTURE, INC.

By: /s/ Hoong Khoeng Cheong

Name: Hoong Khoeng Cheong

Title: Secretary and Treasurer

PURCHASER:

PALO ALTO CLEAN TECH HOLDING LIMITED

By: /s/ Xiaofeng Peng

Name: Xiaofeng Peng

Title: Director

EXHIBIT A

Form of Secured Promissory Note

See Attached

EXHIBIT B

Form of Pledge Agreement

See Attached